                              EMPLOYMENT AGREEMENT

     EMPLOYMENT AGREEMENT, dated as of July 22, 1996, among Gregory Heineman (the "Executive") and INTERTECH/PENTA GROUP, INC. (formerly known as PIC
Acquisition Corp.), a New York corporation (the "Company") and Complete Management,Inc.("Complete").

     WHEREAS, the Executive is presently the Co-President of the business acquired by the Company in connection with a merger all pursuant to an agreement dated even date herewith, (the "Acquisition Agreement"); and

     WHEREAS, the Company is a wholly-owned subsidiary of COMPLETE MANAGEMENT, INC., a New York corporation ("Complete"), and

     WHEREAS, the Company desires to assure itself of the benefit of the Executive's services and experience for a period of time; and

     WHEREAS, the Executive is willing to enter into an agreement to that end with the Company upon the terms and conditions herein set forth;

     NOW, THEREFORE, in consideration of the promises and covenants herein contained, the parties hereto agree as follows:

     1. Term of Agreement. Subject to the terms and conditions hereof, the term of employment of the Executive under this Employment Agreement shall be for the period commencing on the date hereof and terminating on December 31, 2000. (Such term of employment is herein sometimes called the "Employment Term").

     2. Services to be Rendered. The Company hereby agrees to employ the Executive as Chief Executive Officer of the Company, subject to the terms, conditions and provisions of this Employment Agreement and consistent with the terms of the Acquisition

Agreement. The Executive hereby accepts such employment and agrees to devote his full time and attention to rendering services to the Company under this Employment Agreement and consistent with the terms of the Acquisition Agreement. The Company acknowledges that the Executive has entered into this Employment Agreement in reliance on the Company's representation that, and the Company agrees that, he will have authority over and responsibility for the day-to-day operations as set forth in Section 7A of the Acquisition Agreement. Except for routine travel incidental to the business of the Company, Executive's services shall be performed at the primary premises of the Company at 209 Lafayette Drive, Syosset, N.Y.

     3. Compensation.

     (a) In payment for services rendered to the Company under this Employment Agreement, the Company shall pay the Executive a salary of $160,000 per year during the term of this Agreement. Such salary shall be paid in accordance with Complete's normal practice for its executives (but in no event less frequently than on the 1st and 16th day of each month).

     (b) Commencing on July 1, 1997 and on July 1 of each of each succeeding year during the Employment Term, the Executive's salary for the immediate succeeding twelve month period shall be increased by a percentage equal to the percentage, if any, that the CPI (as hereinafter defined) shall have increased during the 12 months ending on the May 31 immediately preceding such year (i.e., on July 1, 1997 Executive's salary shall be multiplied by a fraction the numerator of which shall be the CPI for May 1997 and the denominator of which shall be the CPI for May 1996; provided that such computations shall not result in a salary decrease). The salary so adjusted will prevail for the immediately succeeding employment year.



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

     CPI shall mean the Consumer Price Index for Urban Consumers, All Items (1982-84=100) for New York, Northern New Jersey and Long Island as published monthly by the United States Bureau of Labor Statistics.

     (c) Except as otherwise provided herein, the Executive shall be entitled to participate, to the extent he qualifies, in any bonus or other incentive compensation, profit-sharing or retirement plans, life or health insurance plans or other benefit plans maintained by the Company consistent with the past practices of Intertech Corporation and Penta Automation Resources, Inc., upon such terms and conditions as are made available to executives of the Company, generally. The Executive shall also be entitled to those benefits set forth on Schedule A hereto.

     (d) The Executive shall be entitled to reimbursement of all reasonable, ordinary and necessary business related expenses incurred by him in the course of his duties as set forth on Schedule A.

     (e) The Executive shall be entitled to 6 full weeks of paid vacation during each calendar year which shall be taken in accordance with the procedures of the Company in effect from time to time.

     (f) As soon as practicable after the date hereof, Complete will grant to the Executive options to purchase 20,000 shares of its Common Stock, exercisable at the market price of such shares on the date of grant and permitting
"cashless" exercise, subject to shareholder approval of an amendment of the Complete Management, Inc. 1995 Stock Option Plan increasing the number of shares for which Complete may grant options thereunder (the "Amendment") The options granted under this paragraph will be "incentive stock options" to the maximum extent permitted by the Internal Revenue Code. Complete will submit the Amendment to its shareholders for approval at the



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

first shareholders meeting held after the date hereof but in no event later than May 31, 1997.

     4. Termination.

     (a) This Agreement shall terminate upon the happening of any of the following events:

          (i) the death of the Executive.

          (ii) In the event the Executive suffers a mental or physical illness, injury, incapacity or other disability of such nature or character so that the Executive is unable to substantially perform the duties required of him hereunder for a period of more than ninety (90) days within a period of one hundred and eighty (180) consecutive days (the expiration of the 180 day period being the date of disability).

          (iii) The Company may terminate the Executive's employment for Cause (as defined in subparagraph (b) below) upon compliance with the provisions of subparagraph (c).

          (iv) The Executive may terminate his employment for "Good Reason" (a) if the Company or Complete, as applicable, materially breaches any material provision of this Agreement which causes or may cause harm to the Executive or (b) if the Company or Complete, as applicable, breaches any material provision of the Acquisition Agreement or the Registration Rights Agreement or if the Billing and Collection Agreement between the Company and Complete is terminated for reasons other than a default by the Company.



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     (b)  "Cause"  shall mean (i) if the  Executive  engages in an act of theft, fraud, embezzlement or other similar intentional act against the Company (ii) the Executive's material breach of any material term of this Employment
Agreement which causes or may cause harm that is materially injurous to the Company or (iii) the Executive's willful and repeated misconduct or gross and repeated negligence which is materially injurious to the Company, monetarily or otherwise.

     (c) Termination for Cause shall be effected by the Company only if the Company has delivered to the Executive a notice of termination which specifies such Cause in reasonable detail and which gives the Executive at least thirty
(30) days to cure the circumstances giving rise to such notice of termination and if, in the reasonable opinion of the Board of Directors of the Company, such non-compliance has not been cured, Executive's employment with the Company shall be deemed terminated as of the date notifies Executive in writing of its determination.

     (d) Termination for Good Reasons shall be effected by the Executive only if the Executive has delivered to the Company a notice of termination which specifies such Good Reason in reasonable detail and which gives the Company at least thirty (30) days to cure the circumstances giving rise to such notice of termination and if, such non-compliance has not been cured Executive's employment with the Company shall be deemed terminated as of expiration of the notice period.

     (e) (i) In the event of termination of the Executive's employment pursuant to Section 4(a) (i) or (ii), the Executive shall be paid his base salary through the date of death or disability, as applicable. In addition, the Executive, or his estate, as applicable, shall (A) continue to be paid (in accordance with the terms of each of the Acquisition Agreements), the Additional Consideration (as defined in and



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

pursuant to each of the Acquisition Agreements); and (B) shall receive the benefits set forth on Schedule A.

     (ii) In the event of termination of the Executive's  employment pursuant to
Section 4(a) (iii), the Executive shall be paid his base salary calculated as if the Executive's employment had not terminated through the last day of the year in which such termination occurs. In addition, the Executive shall be paid (in accordance with the terms of each of the Acquisition Agreements as applicable), the Additional Consideration as defined in and pursuant to each of the Acquisition Agreements earned through the last day of the year in which such termination occurs.

     (iii) In the event of termination of the Executive's employment pursuant to
Section 4(a) (iv), the Executive shall be paid the full amount of his base salary calculated as if the Executive's employment had not terminated and this Agreement was performed through its term. In addition, the Executive shall be paid (in accordance with the terms of each of the Acquisition Agreements as applicable), dentire amount of the Additional Consideration in full (i.e. $5,000,000 less prior payments as defined in the Acquisition Agreement), and shall receive full medical coverage, for himself and his family (on such terms as are in effect directly prior to such termination), at the Company's sole expense, for the period of time between the date of termination through December 31, 2000.

     In addition, in the event of termination of the Executive's employment for any reason whatsoever, the provisions of Section 3(f) shall survive such termination.

     5. Covenant Not to Compete.

     (a) For the period beginning on the Closing Date (as defined in the Acquisition Agreement) and ending December 31, 2000 unless earlier terminated

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pursuant  to  the  provisions  hereof  or in  the  Acquisition  Agreements  (the
"Non-Compete Period"), the Executive hereby covenants and agrees with the Company that, unless acting as an officer, employee or consultant to the Company, or an affiliate of the Company, or with the Company's prior written consent, such Executive will not anywhere (i) compete, directly or indirectly, with the Company or any of its affiliates in the business or activities in which the Company is engaged during his employment with the Company (the "Company's Business") in any state in which the Company is then doing business; (ii) directly or indirectly, on his own behalf or in behalf of or as an employee or agent of any other person or entity, contact or approach any person or business, wherever located, for the purpose of competing with the Company in the Company's Business; (iii) participate as a director, officer, consultant, or partner of, or have any other direct or indirect financial interest in, any enterprise which engages in the Company's Business; provided, however, that the Executive may own up to two (2%) percent of the capital stock of any corporation except that Executive may oun up to two (2%) of complete required to file reports pursuant to the Securities Exchange Act of 1934 that is in competition with the Company's
Business;  or  (iv)  participate  as  an  employee,  agent,   representative  or
consultant in, or render any services to, any enterprise in which he has responsibilities for activities which compete, directly or indirectly, with the Company's Business.

     (b) For a period of one year after the Non Compete Period Executive will not (i), directly or indirectly, hire, solicit or encourage to leave the employment of Complete or any of its affiliates, any employee of Complete or any of its affiliates who work in or perform services for the Company's Business, including any person who has left the employment of Complete or any of its affiliates during the six months



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

preceding the end of the Non Compete Period, or (ii) solicit business from or provide billing and collection services to any entity that was a customer of the Company during the Non Compete Period.

     (c) Notwithstanding the foregoing, if during the Employment Term, the Executive is terminated by the Company other than for Cause, or is terminated by the Executive for Good Reason the covenants set forth in this Sections 5(a) and
(b) and 7 and the covenants set forth in Sections 7.03 and 7.05 of the Acquisition Agreements shall from and after the date of such termination be of no further force and effect; provided, however, that the Company shall still have rights against the Executive for any violation of such covenants prior to such date.

     6. Confidential Information. Such Executive shall keep secret and retain in strictest confidence, and shall not use for the benefit of itself or others, all confidential matters relating to the Company's Business, including, without limitation, customer lists, operational methods and other business affairs relating to the Company's Business known by the Executive and, except as otherwise required by law, shall not disclose them to anyone, except with Complete's express prior written consent.

     7. Employees of Complete. Such Executive shall not at any time during the Non-Compete Period, directly or indirectly, hire, solicit or encourage to leave the employment of the Company, any employee of the Company, or hire any such employee who has left the employment of the Company within nine months of the termination of such employee's employment.

     8. Acknowledgment; Severability. The Executive acknowledges that the restrictions contained in Sections 6, 7 and 8 are reasonable and necessary to protect the



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business  and  interests  of  the  Company  and  that  any  violation  of  these restrictions will cause substantial and irreparable injury to the Company. Therefore, the Executive agrees that the Company is entitled, in addition to any other remedies, to preliminary and permanent injunctive relief to secure specific performance, and to prevent a breach or contemplated breach, of Sections 6, 7 and 8. The restrictions set forth herein shall be construed as independent covenants, and the existence of any claim or cause of action against the Company, whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the restrictions contained in Sections 6, 7 and 8. In the event that the provisions of Sections 6, 7 and 8 should ever be deemed to exceed the time or geographic limitations or any other limitations permitted under applicable laws, then such provisions shall be deemed reformed to the maximum extent permitted by applicable laws.

     9. Non-Assignability. Except as otherwise provided herein, this Employment Agreement may not be assigned by either the Company or the Executive.

     10. Notices. All notices, requests, demands and other communications which are required to be or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when (a) delivered in person, (b) the day following dispatch by an overnight courier service (such as Federal Express or UPS, etc.) or (c) five (5) days after dispatch by certified or registered first class mail, postage prepaid, return receipt requested, to the party to whom the same is so given or made:

           If to the Company:  Intertech/Penta Group, Inc.
                               c/o Complete Management, Inc.
                               254 West 31st Street
                               New York, New York 10011
                               Attn: Steven Rabinovici, Chairman of the Board



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

           with a copy to:     Morse, Zelnick, Rose & Lander, LLP
                               450 Park Avenue
                               New York, New York 10022
                               Attn: George Lander, Esq.

           If to the Executive





           with a copy to:





     11. Governmental Regulation. Nothing contained in this Employment Agreement shall be construed so as to require the commission of any act contrary to law, and wherever there is any conflict between any provision of this Employment Agreement and any statute, law, ordinance, order or regulation, the latter shall prevail, but in such event any such provision of this Employment Agreement shall be curtailed and limited only to the extent necessary to bring it within the legal requirements.

     12. Governing Law. This Employment Agreement shall be governed by and construed in accordance with the laws of New York.

     13. Entire Agreement; Amendment. This Employment Agreement together with the Acquisition Agreement sets forth the entire understanding of the parties in respect of the subject matter contained herein and supersedes all prior agreements, arrangements and understanding relating to the subject matter hereof. This Agreement may only be amended by a written agreement signed by both parties hereto or their duly authorized representatives.

     14. Guaranty. Complete hereby guarantees all of the obligations of the Company under this Employment Agreement.


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

     IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the date first above written.

                                       INTERTECH/PENTA GROUP, INC.

                                       By: /s/ William Fontanetta
                                          -------------------------------------
                                           William Fontanetta, President

                                           /s/ Gregory Heineman
                                          -------------------------------------
                                           Gregory Heineman

                                       COMPLETE MANAGEMENT, INC.

                                       By: /s/ Arthur Goldberg
                                          -------------------------------------
                                           A. Goldberg,
                                           COO


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